UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Capstone Energy+, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-1514270
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

16640 Stagg Street,
Van Nuys, California	91406
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
Common Stock, par value $0.001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: None.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereby are shares of common stock, par value $0.001 per share (the “Common Stock”), of Capstone Energy+, Inc. (the “Registrant”). This Registration Statement on Form 8-A is being filed in connection with the Registrant’s listing of the Common Stock on The Nasdaq Global Market. The information required by this Item 1 is incorporated herein by reference to the information set forth in Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K for the year ended March 31, 2023, filed with the Securities and Exchange Commission on June 13, 2023, and incorporated by reference into the Registrant’s most recent Annual Report on Form 10-K, as may be amended from time to time.

Item 2. Exhibits

In accordance with the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Capstone Energy+, Inc.

By:	/s/ Vincent J. Canino
Name:	Vincent J. Canino
Title:	Chief Executive Officer and President

Date: July 7, 2026

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